AMENDMENT NO. 5 TO THE ESCROW AGREEMENT

This Amendment No. 5 to the Escrow Agreement made as of the 4th day of June 2009 by and between K’s Media (formerly known as Kinglake Resources, Inc.,) a Nevada corporation (the "KVME" or "Party A"); Orient Come Holdings Limited, a British Virgin Islands company ("Party A Subsidiary" or "Orient"); Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the PRC ("Chinese Advertisement Company" or "Party B"); the persons listed on Schedule A hereto ("Party B Shareholders"); and Roetzel & Andress, a law firm ("Escrow Agent") (each of the parties hereto is a "Party" and, collectively, they are the "Parties").

WITNESSETH

WHEREAS, the Parties entered into that certain Escrow Agreement dated as of December 23, 2007 and the Parties wish to amend the Escrow Agreement upon the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

 All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement.

  1. The 10,500,000 new restricted common shares of KVME will be distributed to Party B Shareholders according to the following terms and conditions:

“Not later than 30 days after the Form 10K filed with SEC” has been changed to “Not later than 75 days after the Form 10K filed with SEC”

       2. In the event of any inconsistency between any of the terms and conditions of this Amendment No. 5 to the Escrow Agreement and the Amendment No.1, No.2, No.3 and No.4 to the Escrow Agreement, the terms and conditions of this Amendment No. 5 to the Escrow Agreement shall prevail and control.  Except as amended by this Amendment No.5 to the Escrow Agreement, the Escrow Agreement, as amended, and all its terms and conditions are in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No.5 to the Escrow Agreement to be duly executed by their respective officers or principals thereunto duly authorized as of the day and year first above written.

K's Media

Dated:  September 7, 2009            By: /s/ Jake Wei
Name: Jake Wei
Its: Director

Orient Come Holdings Limited

Dated:  September 7, 2009                      By:/s/ Ke Wang
Name: Ke Wang
Its: Director

Beijing K's Media Advertising Ltd. Co.

Dated:  September 7, 2009                     By: /s/ Kun Wei
Name: Kun Wei
Its: Director

Roetzel & Andress LPA

By:/s/ Brian Pearlman
Brian Pearlman

Party B Shareholders
See Schedule A

Schedule A

/s/ Andy Pang
Andy Pang

/s/ Chang Lin
Chang Lin

/s/ Lu, Yong
Lu, Yong

/s/ Wu, LiHong
Wu, LiHong

/s/ Wang, QingYa
Wang, QingYa